UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10700 Bren Road West
Minnetonka, MN 55343
(Address of principal executive offices) (Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 27, 2005, the Company issued a press release announcing results for its third quarter of fiscal year 2005. Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated October 27, 2005, announcing the Company’s results of operations.
The press release includes net income and net income per share excluding the effect of in-process research and development charges during the reported periods. The press release also includes a schedule reconciling operating income, income before taxes, net income, and earnings per share excluding the effect of in-process research and development charges during the reported periods. The Company has provided this additional disclosure to facilitate a comparison of the Company’s operating results without these non-cash charges, which result from recent acquisitions made by the Company. These financial measures in the press release and the corresponding schedule have not been determined in accordance with generally accepted accounting principles (“GAAP”). Pursuant to Regulation G, the Company has included in this schedule a reconciliation of these non-GAAP financial measures to most directly comparable GAAP financial measures.
The information contained in this report and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
  Not Applicable.
     (b) Pro Forma Financial Information.
  Not Applicable.
     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 27, 2005 (included herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

Dated: October 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 27, 2005 (included herewith).